UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2015

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2015, the Board of Directors (the "Board") of NPC International, Inc. (the "Company"), which is a wholly owned subsidiary of NPC Restaurant Holdings, LLC ("NPC"), effected a management restructuring. J.D. Hedrick, the Company's Senior Vice President of Operations-Wendy's, was appointed as the Company's Chief Operating Officer, effective as of September 30, 2015, as part of a planned transition of Mr. Hedrick into that role and in recognition of Mr. Hedrick's demonstrated capabilities and leadership skills. The Company issued a press release announcing Mr. Hedrick's appointment on September 25, 2015, a copy of which is attached hereto as Exhibit 99.1.
The Company's Chief Operating Officer position is currently held, and will be held through the effective date of Mr. Hedrick's appointment, by James K. Schwartz, the Company's Chairman, President and Chief Executive Officer. On the effective date of Mr. Hedrick's appointment, Mr. Schwartz will transition the responsibilities of Chief Operating Officer to Mr. Hedrick and Mr. Schwartz will continue to serve as the Company's Chairman, President and Chief Executive Officer. Transitioning these operating responsibilities to Mr. Hedrick will enable Mr. Schwartz to place greater focus on growth of the Company and other strategic matters.
These organizational changes were also made in connection with the decision by Blayne Vaughn, the Company's Senior Vice President-Head of Operations, to voluntarily retire from his position with the Company, effective as of November 18, 2015.
The terms of Mr. Hedrick's employment agreement, filed on August 15, 2014 with the Securities and Exchange Commission (the "SEC") as Exhibit 10.26 to NPC's Quarterly Report on Form 10-Q, will continue, except for an amendment thereto to reflect his promotion to Chief Operating Officer and a corresponding increase in his base salary to $430,000 and target bonus of up to 75% of his base salary. In addition, on September 21, 2015, the Board's Compensation Committee approved a grant under the Company's stock option plan to Mr. Hedrick of options to purchase a total of an additional 11,000 shares of common stock of NPC International Holdings, Inc. The options will consist of 9,000 Series 1 options, which vest ratably over four years subject to the achievement of certain performance targets, and 2,000 Series 2 options, which vest only upon a change of control of the Company. The Series 1 options have an exercise price of $129.50 per share, and the Series 2 options have an exercise price of $250.00 per share. The grant was timed to be effective on November 18, 2015, in order to utilize the options freed up by the forfeiture of Mr. Vaughn's unexercised options as a result of his retirement on that date. The parties are in discussion relating to other elements of compensation with respect to Mr. Hedrick's promotion to Chief Operating Officer, which will be disclosed when finalized.
The information required by Items 401(b) and (e) of Regulation S-K with respect to Mr. Hedrick is disclosed under Item 10 in the Company's Annual Report on Form 10-K, filed with the SEC on March 27, 2015. There is no arrangement or understanding between Mr. Hedrick and any other persons pursuant to which he was appointed Chief Operating Officer of the Company, and there is no family relationship between Mr. Hedrick and any directors or executive officers of the Company. Mr. Hedrick is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Number	Description
99.1	Press release dated September 25, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: September 25, 2015

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated September 25, 2015